                                                              EXHIBIT 10(t)(iii)



                                WAIVER AGREEMENT

  WAIVER AGREEMENT, made as of this 17th day of November, 1998, between INK (AL) QRS 12-21, INC., an Alabama corporation ("Landlord"), with an address c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and QMS INC., a Delaware corporation ("Tenant"), with an address as One Magnum Pass, Mobile, Alabama 36618.

                                   WITNESSETH
                                   ----------

  WHEREAS, Landlord and Tenant entered into a Lease Agreement made as of the 18th day of February, 1997, (the "Lease Agreement"), for certain property located in Mobile County, Alabama (the "Leased Premises");

  WHEREAS, the Lease Agreement provides for the payment of rents by Tenant to Landlord and for Tenant's compliance with certain financial covenants;

  WHEREAS, Tenant is currently not in compliance with certain financial covenants and has requested a waiver of such noncompliance from Landlord;

  WHEREAS, Tenant prepaid certain rent in the amount of $1,300,000 (the "Prepaid Rent") pursuant to a Waiver Agreement dated December 8, 1997, and was to have such Prepaid Rent applied to future rent payments due on December 1, 1998 through September 7, 1999.

  In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

1.  Prepaid Rent.
    -------------

(a) The Prepaid Rent shall be applied to the rent payments due from Tenant on December 1, 1999; March 1, 2000; and June 1, 2000; and the balance of $32,968.75 applied against the rent payment due from Tenant on September 1, 2000.

(b) Tenant shall pay to Landlord rent which is due on December 1, 1998; March 1, 1999; and June 1, 1999 on such dates, in accordance with the terms of the Lease Agreement.

(c) Landlord shall pay interest to Tenant on the amount of Prepaid Rent not yet credited to the Basic Rent. Interest payments shall be made on a quarterly basis, at the rate paid to Corporate Property 12 Incorporated on its short term investments of ninety (90) days or less.

2.  Waivers.  Upon full execution of this Waiver Agreement and the attached
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lender consent form, Landlord shall automatically:

(a) waive Tenant's noncompliance with the "Net Worth" covenant specified at Exhibit G of the Lease Agreement; and

(b) waive Tenant's obligation to comply with the aforementioned covenant for the period from October 5, 1998 through December 31, 1999; and

(c) not deem Tenant's past and current noncompliance with the aforementioned covenant as an "Event of Default" under the Lease Agreement through December 31, 1999.
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3.   Execution of Counterparts.  This Waiver Agreement may be executed in any
     --------------------------
number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, Landlord and Tenant have caused this Waiver Agreement to be duly executed as of the day and year first above written.

                                              LANDLORD:

                                              INK (AL) QRS 12-21, INC., an
                                              Alabama corporation

                                              By: /s/ W. Sean Sovak
                                                 -----------------------------
                                              Title:  First Vice President

                                              TENANT:

                                              QMS, INC., a Delaware
                                              Corporation

                                              By: /s/ Lloyd E. Adams
                                                 -----------------------------
                                              Title:  Corporate Controller



                                    CONSENT

     Bank Austri Creditanstalt Corporate Finance, Inc. (F.k.a. Creditanstalt Bankverein), an Austrian banking corporation, as Assignee, pursuant to the Assignment of Rentals and Leases dated February 18, 1997, recorded in Real Property Book 4441, page 0693, in the records in the Office of the Judge of Probate for Mobile County, Alabama, does hereby consent to terms and conditions of the Waiver Agreement made as of November 17, 1998, between INK (AL) QRS 12-21, Inc. and QMS, Inc.

     Consent given this 17th day of November, 1998.

BANK AUSTRIA CREDITANSTALT
CORPORATE FINANCE, INC.
f.k.a. Creditanstalt Bankverein

By:  /s/ Scott Kray                     By:  /s/ John Taylor
    -----------------                       -------------------------
    Scott Kray                              John Taylor
    Vice President                          Senior Associate


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